UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 13, 2007
Date of Report (Date of earliest event reported)
IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (508) 373-1100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES

ITEM 8.01 OTHER EVENTS
     Certain directors and officers of IPG Photonics Corporation (the “Company”) adopted pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.
     The directors and officers who have adopted Plans have informed the Company that these stock sales are part of their individual programs for asset diversification.
     The Plan adopted by Valentin Gapontsev, the Company’s Chief Executive Officer and the Chairman of the Company’s Board of Directors, provides for the sale of up to a total of 100,000 shares over a period of approximately six months beginning September 22, 2007, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
     The Plan adopted by Eugene Shcherbakov, the Managing Director of IPG Laser GmbH, a subsidiary of the Company, and a member of the Company’s Board of Directors, provides for the sale of up to a total of 100,000 shares over a period of approximately six months beginning September 14, 2007, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
     The Plan adopted by Denis Gapontsev, the Company’s Vice President of Research and Development, provides for the sale of up to a total of 100,000 shares over a period of approximately six months beginning September 14, 2007, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
     The Plan adopted by Tim Mammen, the Company’s Vice President and Chief Financial Officer, provides for the sale of up to a total of 66,666 shares over a period of approximately seven months beginning September 12, 2007, unless terminated sooner in certain circumstances. All of these shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
     The Plan adopted by Angelo Lopresti, the Company’s Vice President, General Counsel and Secretary, provides for the sale of up to a total of 100,000 shares over a period of approximately three months beginning September 17, 2007, unless terminated sooner in certain circumstances. All of these shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
     Robert A. Blair, a member of the Company’s Board of Directors, amended his existing Plan to increase the total number of shares that may be sold under the Plan from 80,000 to 100,000.
     The Company does not undertake to report Plans that may be adopted by any employees or directors of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
August 24, 2007	By:	/s/ Timothy P.V. Mammen
Timothy P.V. Mammen
Vice President and Chief Financial Officer

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